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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-75907 of FirstAmerica Automotive, Inc. on Form S-1 of our report dated May 21, 1999 with respect to the combined financial statements of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in the Prospectus.

                                     /s/ Deloitte & Touche LLP

San Jose, California

July 20, 1999